                                                                       EXHIBIT 5


                                                     August 18, 1997


ECCS, Inc.
One Sheila Drive; Bldg. 6A
Tinton Falls, NJ 07724

Gentlemen:


     In connection with the Registration Statement on Form S-2, as amended (the "Registration Statement"), filed on the date hereof by ECCS, Inc., a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 2,875,000 shares of the Company's Common Stock, par value of $.01 per share, of which (a) 2,254,018 shares will be purchased by the underwriter from the Company; (b) 245,982 shares will be purchased by the underwriter from certain existing shareholders of the Company (the "Selling Shareholders"); and (c) up to an aggregate of 375,000 shares may be purchased by the underwriter from the Company, if the underwriter exercises the option granted to it by the Company to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.


     Upon the basis of such examination, we advise you that in our opinion:

          (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

          (ii) the Shares to be sold by the Selling Shareholders are duly and validly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                                          Very truly yours,

                                          /s/ Buchanan Ingersoll